                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             SECURFONE AMERICA, INC.
             (Exact Name of Registrant as Specified in its Charter)


                 DELAWARE                             954453386
        (State of Incorporation)        (I.R.S. Employer Identification No.)


           5850 OBERLIN DRIVE, SUITE 220, SAN DIEGO, CALIFORNIA   92121
               (Address of Principal Executive Offices)         (Zip Code)


                 SECURFONE AMERICA, INC. 1997 STOCK OPTION PLAN

            SECURFONE AMERICA, INC. 1997 DIRECTORS' STOCK OPTION PLAN

                      EMPLOYMENT AGREEMENT WITH DEREK DAVIS

          RETAINER AGREEMENTS WITH JENNIFER GRIFFITH, MICHAEL R. LEE,
  GREGORY F. LEPORE, STEPHANIE MARUSIAK, AMY J. PIPOLY, AND STEVEN L. WASSERMAN

                 CONSULTING AGREEMENTS WITH ROBERT M. BERNSTEIN,
                E.B. ADVISORY LIMITED, AL JUGO, AND TERRI A. WELLES

                      FEE AGREEMENTS WITH DILL, DILL, CARR,
                        STONBRAKER & HUTCHINGS, P.C., AND
                         KOHRMAN JACKSON & KRANTZ P.L.L.
                            (Full Title of the Plans)

                                               Copy to:
 WILLIAM P. STUEBER II, PRESIDENT              STEVEN L. WASSERMAN, ESQ.
 SECURFONE AMERICA, INC.                       KOHRMAN JACKSON & KRANTZ P.L.L.
 5850 OBERLIN DRIVE, SUITE 220                 20TH FLOOR ONE CLEVELAND CENTER
 SAN DIEGO, CALIFORNIA 92121                   CLEVELAND, OHIO 44114
 619-677-5580                                  216-736-7220
 (Name, Address and Telephone Number,
 of Agent for Service)



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



                                          Calculation of Registration Fee

==========================================================================================================================
                                                     Proposed Maximum          Proposed Maximum
  Title of Securities         Amount to be            Offering Price          Aggregate Offering             Amount of
   to be Registered           Registered(1)             per Share(2)                Price(2)             Registration Fee
==========================================================================================================================

Common Stock                   100,000 Shares(3)          $  1.00                 $  100,000                 $   30.30
Common Stock                   900,000 Shares(4)          $  6.00(5)              $5,400,000                 $1,636.20
Common Stock                   200,000 Shares(6)          $  1.00                 $  200,000                 $   60.60
Common Stock                    50,000 Shares(7)          $  6.00(5)              $  300,000                 $   90.90
Common Stock                    20,000 Shares(8)          $  6.00(5)              $  120,000                 $   36.36
Common Stock                    50,000 Shares(9)          $  6.00(5)              $  300,000                 $   90.90
Common Stock                   515,000 Shares(10)         $  6.00(5)              $3,090,000                 $  936.27
Common Stock                   130,900 Shares(11)         $  2.50                 $  327,250                 $   99.16
Common Stock                    10,000 Shares(12)         $  6.00(5)              $   60,000                 $   18.18
Common Stock                    25,000 Shares(13)         $  2.50                 $   62,500                 $   18.94
TOTAL:                       2,000,900 Shares                                                                $3,017.81
==========================================================================================================================

1 Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers, in addition to the number of shares of Class A Common Stock, par value $0.001 per share (the "Common Stock"), stated above, an indeterminant number of shares of Common Stock that may be issued upon exercise of options granted under the Registrant's 1997 Stock Option Plan (the "1997 Plan") and 1997 Directors' Stock Option Plan (the "Directors' Plan"), as a result of the adjustment provisions thereof.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

3    Shares issuable upon the exercise of outstanding options under the 1997
     Plan.

4    Shares for which options have not yet been granted under to the 1997 Plan.

5 The average of the high and low price of the Common Stock on November 10, 1997 as reported on the Nasdaq OTC Bulletin Board.(R)

6    Shares issuable upon exercise of outstanding options under the Directors'
     Plan.

7    Shares for which options have not yet been granted under to the 1997 Directors' Plan.

8 Shares issuable pursuant to an Employment Agreement between the Registrant and Derek Davis.

9 Shares issuable pursuant to Retainer Agreements between the Registrant and Jennifer Griffith, Michael R. Lee, Gregory F. Lepore, Stephanie Marusiak, Amy J. Pipoly and Steven L. Wasserman.

10 Shares issuable pursuant to Consulting Agreements between the Registrant and E.B. Advisory Limited, Al Jugo, and Terri A. Welles.

11 Shares issuable under options to be granted pursuant to a Consulting Agreement between the Registrant and Robert M. Bernstein.

12 Shares issuable pursuant to a Fee Agreement between the Registrant and Dill, Dill, Carr, Stonbraker & Hutchings, P.C.

13 Shares issuable pursuant to a Fee Agreement between the Registrant and Kohrman Jackson & Krantz P.L.L.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by SecurFone America, Inc., a Delaware corporation previously known as Material Technology, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) (1)   The Annual Report on Form 10-K of Material Technology, Inc. for
     the fiscal year ended December 31, 1996 as amended by Amendments   No. 1
     and 2.

         (2) The Quarterly Reports on Form 10-Q of Material Technology, Inc. for the quarterly periods ended March 31, 1997 and June 30, 1997 and of SecurFone America, Inc. for the quarterly period September 30, 1997.

         (3) The Information Statement of Material Technology, Inc. filed June 11, 1997 (File No. 033-83526) with the Commission pursuant to Section
     14(c) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), since the end of the latest fiscal year covered by the Annual Report referred to in
     (a) (1) above; and

     (c) The description of the Company's Class A Common Stock, par value $0.001 per share (the "Common Stock"), contained in the Registration Statement of Material Technology, Inc. on Form S-1 filed March 19, 1997 (File No. 333-23617) with the Commission pursuant to Section 12(g) of the Exchange Act (there being no further amendment or report filed for the purpose of updating such description).

     All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The law firm of Kohrman Jackson & Krantz P.L.L., Cleveland, Ohio ("KJK"), performs legal services for the Company and is providing the opinion attached to this Registration Statement as Exhibit 5.1. The Company has agreed to issue 25,000 shares of Common Stock to KJK for the


                                                                           II-1

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performance of legal services. Steven L. Wasserman, Secretary and a director of the Company, is an attorney and a partner in KJK. The Company has agreed to issue 10,000 shares of Common Stock to Mr. Wasserman for serving as Secretary of the Company. In addition, Mr. Wasserman was granted an option to purchase 50,000 shares of Common Stock at an option price of $1.00 per share under the Company's 1997 Directors' Stock Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Certain statutes and Articles 6 and 7 of the Company's Amended and Restated Certificate of Incorporation and Article VII of the Company's Bylaws, provide that, in certain cases, the liability of each director shall be limited and each officer and director and controlling person of the Company shall be indemnified by the Company against certain costs, expenses and liabilities which he may incur in his capacity as such. Accordingly, the liability of such persons may be affected as a result.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

4.1      SecurFone America, Inc. 1997 Stock Option Plan

4.2      SecurFone America, Inc. 1997 Directors' Stock Option Plan

4.3 Employment Agreement dated October 24, 1997 between the Company and Derek Davis

4.4      Retainer Agreement between the Company and Jennifer Griffith

4.5      Retainer Agreement between the Company and Michael R. Lee

4.6      Retainer Agreement between the Company and Gregory F. Lepore, Esq.

4.7      Retainer Agreement between the Company and Stephanie Marusiak

4.8      Retainer Agreement between the Company and Amy J. Pipoly

4.9      Retainer Agreement dated July 1, 1996 between the Company and Steven
         L. Wasserman

4.10 Consulting Agreement dated February 18, 1997 between the Company and Robert M. Bernstein

4.11 Consulting Agreement dated August 1, 1996 between the Company and E.B. Advisory Limited

4.12     Consulting Agreement dated November 11, 1996 between the Company and
         Al Jugo

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4.13     Consulting Agreement dated October 1, 1997 between the Company and
         Terri A. Welles

4.14 Fee Arrangement dated July 11, 1997 between Dill, Dill, Carr, Stonbraker & Hutchings, P.C. and the Company (the "Fee Agreement")

4.15 Addendum to the Fee Agreement dated October 13, 1997 between Dill, Dill, Carr, Stonbraker & Hutchings, P.C. and the Company

4.16 Fee Agreement dated August 1, 1996 between Kohrman Jackson & Krantz P.L.L. and the Company

5.1      Opinion of Kohrman Jackson & Krantz P.L.L.

23.1 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

23.2     Consent of Conte Co., CPA, Inc.

23.3     Consent of Jonathon P. Reuben, CPA

24.1     Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

     (a) The Company undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission


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                  by the Company pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 13, 1997.

                                          SECURFONE AMERICA, INC.


                                             /S/ WILLIAM P. STUEBER II
                                         ------------------------------------
                                         By William P. Stueber II, President

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Steven L. Wasserman his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that such attorney-in-fact may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            NAME                                         TITLE                                       DATE
/S/ WILLIAM P. STUEBER II                  Chief Executive Officer and Director               November 13, 1997
------------------------------
William P. Stueber II

/S/ MICHAEL R. LEE                         Principal Financial and Accounting                  November 5, 1997
------------------------------             Officer and Director
Michael R. Lee

/S/ MICHAEL GRAND                          Director                                           November 13, 1997
------------------------------
Michael Grand

/S/ DEREK DAVIS                            Vice President and Director                        November 13, 1997
------------------------------
Derek Davis

/S/ STEVEN L. WASSERMAN                    Director                                           November 13, 1997
------------------------------
Steven L. Wasserman



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
                                EXHIBIT INDEX


4.1  SecurFone America, Inc. 1997 Stock Option Plan

4.2  SecurFone America, Inc. 1997 Directors' Stock Option Plan

4.3 Employment Agreement dated October 24, 1997 between the Company and Derek Davis

4.4  Retainer Agreement between the Company and Jennifer Griffith

4.5  Retainer Agreement between the Company and Michael R. Lee

4.6  Retainer Agreement between the Company and Gregory F. Lepore, Esq.

4.7  Retainer Agreement between the Company and Stephanie Marusiak

4.8  Retainer Agreement between the Company and Amy J. Pipoly

4.9 Retainer Agreement dated July 1, 1996 between the Company and Steven L. Wasserman

4.10 Consulting Agreement dated February 18, 1997 between the Company and Robert M. Berstein

4.11 Consulting Agreement dated August 1, 1996 between the Company and E.B. Advisory Limited

4.12 Consulting Agreement dated November 11, 1996 between the Company and
     Al Jugo

4.13 Consulting Agreement dated October 1, 1997 between the Company and Terri
     A. Welles

4.14 Fee Arrangement dated July 11, 1997 between Dill, Dill, Carr, Stonbraker & Hutchings, P.C. and the Company (the "Fee Agreement")

4.15 Addendum to the Fee Agreement dated October 13, 1997 between Dill, Dill, Carr, Stonbraker & Hutchings, P.C. and the Company

4.16 Fee Agreement dated August 1, 1996 between Kohrman Jackson & Krantz P.L.L. and the Company

5.1  Opinion of Kohrman Jackson & Krantz P.L.L.

23.1 Consent of Kohrman Jackson & Krantz P.L.L. (contained in its opinion filed as Exhibit 5.1)

23.2 Consent of Conte Co., CPA, Inc.

23.3 Consent of Jonathon P. Reuben, CPA

24.1 Power of Attorney (included on signature page)